UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2015

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2855 Michelle Drive, Suite 190

Irvine, CA 92606

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2015, TigerLogic Corporation (the “Company”) announced the appointment of Roger Rowe as the Company’s Chief Financial Officer, effective immediately.  James Cruckshank’s engagement as the Company’s Interim Chief Financial Officer concluded effective as of Mr. Rowe’s appointment.

Prior to joining the Company, Mr. Rowe, age 53, served as Chief Financial Officer at Agilyx Corporation, a venture backed industrial technology company focused on converting waste plastic to synthetic crude oil, from July 2012 through January 2015. Prior to that, Mr. Rowe worked at TriQuint Semiconductor, a radio frequency semiconductor company, as Director of Investor Relations and Financial Planning and Analysis from November 2010 through July 2012 and served as Chief Financial Officer of Merchandising Technologies, a retail merchandising technology company from July 2007 through June 2010. Prior to Merchandising Technologies, Mr. Rowe served as Chief Financial Officer at two public companies, InFocus Corporation and Preview Systems, Inc. Mr. Rowe holds a Bachelor of Science degree in Accounting and Corporate Finance from the University of Idaho.

In connection with Mr. Rowe’s appointment, the Company entered into an employment and severance agreement with him which provides for a base annual salary of $200,000 and a discretionary target bonus of up to 50% of his base salary. The agreement also provides for a severance payment of six months of salary, plus an additional month of salary for each year of service, up to a total of twelve months of salary, in the event of his termination by the Company without cause or his resignation with good reason, and acceleration of vesting of equity incentives in the event such termination or such resignation occurs following a change in control of the Company. Mr. Rowe also was awarded a stock option grant to purchase up to 300,000 shares of the Company’s common stock, subject to the Company’s standard four-year vesting with a one year cliff. The foregoing description of Mr. Rowe’s employment and severance agreement does not purport to be complete and is qualified in its entirety by reference to the employment and severance agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On January 12, 2015, the Company issued a press release relating to Mr. Rowe’s appointment as its Chief Financial Officer, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
10.1	Employment and Severance Agreement with Roger Rowe dated January 12, 2015.
99.1	Press release dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: January 12, 2015	By:	/s/ Bradley Timchuk
Bradley Timchuk
Chief Executive Officer